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                                                                   EXHIBIT 10.19
STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

                                                                           LEASE


THIS LEASE, made and entered into this the 27th day of April, 2000, by and between BCI Property Company No. 11, a North Carolina general partnership, hereinafter referred to as "Landlord" and YOUcentric, Inc., a North Carolina corporation, hereinafter referred to as "Tenant";

                              W I T N E S S E T H:

In consideration of the mutual agreements of the parties herein, including the rental agreed to be paid by Tenant to Landlord, Landlord leases to Tenant, and Tenant leases from Landlord the following described premises upon the following terms and conditions:

                                    ARTICLE I
                                BASIC LEASE TERMS

SECTION 1.1. BUILDING, PREMISES, TERM, BASE RENT, ALLOWANCES, AND SECURITY DEPOSIT.

    Building and Address            Brixham Green Two
                                    14045 Ballantyne Corporate Place
                                    Charlotte, North Carolina  28277

    Location of Premises:           Suite 300 on the third (3rd) floor of the
                                      Building. (21,052 rsf)
                                    Suite 400 on the fourth (4th) floor of the
                                      Building (21,052 rsf)
                                    Suite 500 on the fifth (5th) floor of the
                                      Building (20,164 rsf)

    Rentable Area of Premises:      approximately 62,268 square feet



    Lease Term:
      Commencement Date:            For Suite 300 - September 1, 2000
                                    For Suite 400 - September 1, 2000
                                    For Suite 500 - October 1, 2000
      Termination Date:             September 30, 2005

    Base Rent:
      Initial Annual Base Rent:  $20.00 per rentable square foot of the Premises
                                 ($20.00 x 62,268 = $1,245,360.00)

      Initial Monthly Base Rent: $103,780.00 (Monthly Base Rent for Suite 300
                                 shall abate for the first two (2) months of the Lease term, and Monthly Base Rent for Suites 400 and 500 shall begin on their respective Commencement Dates as provided above, so that on September 1, 2000, Tenant shall pay Monthly Base Rent for Suite 400 in the amount of $35,086.67 , and on October 1, 2000 Tenant shall pay Monthly Base Rent for Suite 400 and 500 in the amount of $68,693.34. Tenant shall begin paying Monthly Base Rent for the entire Premises on November 1, 2000 and therefore, the Monthly Base Rent due for November 1, 2000 shall be the Initial Monthly Base Rent in the amount of $103,780.00 as provided above. The foregoing partial rent abatement shall not operate to reduce the Annual or Monthly Base Rent as provided above or the annual escalations thereof during the remainder of the Lease term.)

      Plans Allowance:           $1.00 per rsf ($62,268.00) pursuant to
                                   Section 2.2
      Upfit Allowance:           $16.00 per rsf ($996,288.00)
      Security Deposit:          $311,340.00 plus Letter of Credit

SECTION 1.2. ADDRESS OF LANDLORD AND TENANT; NOTICES.

    Rental and Other
    Payments To:                 BCI Property Company No. 11 - Dept. R
                                 BISSELL PATRICK, LLC
                                 D/B/A GRUBB & ELLIS BISSELL PATRICK
                                 15720 JOHN J. DELANEY DRIVE, SUITE 500
                                 CHARLOTTE, NC 28277

    Correspondence To:           BCI Property Company No. 11
                                 c/o Bissell Patrick, LLC
                                 D/B/A Grubb & Ellis Bissell Patrick
                                 15720 John J. Delaney Drive, Suite 500
                                 Charlotte, NC 28277

                                 with copy to: Lease Administrator
                                 c/o  Bissell Patrick, LLC

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                                 D/B/A Grubb & Ellis Bissell Patrick
                                 15720 John J. Delaney Drive, Suite 500
                                 Charlotte, NC 28277

    Address of Tenant:           YouCentric, Inc.
                                 14045 Ballantyne Corporate Place
                                 Charlotte, North Carolina  28277

    with copy to:                _______________________________________________
                                 _______________________________________________
                                 _______________________________________________

All moneys due and notices required under this Lease shall be sent to the respective addresses of Landlord and Tenant set forth above, as applicable, and unless otherwise provided, shall be in writing. Notice shall be deemed served
(a) if sent by certified mail, return receipt requested, when the return receipt is signed or refused, (b) if sent by recognized national overnight courier, next day delivery, as of the next business day after delivery to such courier, or (c) if in any other manner, upon actual delivery to the party to whom/ which such notice is addressed. Either party may change the address to which or notices shall be sent by giving the other party written notice of such change of address.

SECTION 1.3. MEASUREMENT OF PREMISES. The respective rentable square footages of the Premises as set forth in Section 1.1 have been calculated in accordance with the following agreed upon formula:

21,417 Gross square feet inside face of glass per BOMA
-  223 Square feet Stair#2
-  223 Square feet Stair #1
-  171 Square feet elevators
-   24 Mechanical Shaft
-----------------------
20,776 Rentable square feet per BOMA for respective floors
+  276 Portion of building lobby
   -----------------------------
21,052 RENTABLE SQUARE FEET PER FLOOR FOR THE THIRD (3RD) AND FOURTH (4TH)
       FLOORS


20,609 Gross square feet inside face of glass per BOMA
-  223 Square feet Stair #2
-  223 Square feet Stair #1
-  171 Square feet elevators
-   24 Mechanical Shaft
    -------------------
19,968 Rentable square feet per BOMA for respective floors
+  196 Portion of building lobby
   -----------------------------
20,164 RENTABLE SQUARE FEET PER FLOOR FOR THE FIFTH (5TH) FLOOR

The parties agree that for all purposes under this Lease, the Premises are deemed to contain the square footages set forth in Section 1.1, which shall not be changed for any reason, by remeasurement or otherwise, except as may be specifically agreed upon in writing by Landlord and Tenant, each acting in its sole discretion.

                                   ARTICLE II
                                 LEASED PREMISES

SECTION 2.1. DESCRIPTION OF PREMISES. The premises (the "Premises") described in
Section 1.1 are located within the building (the "Building") also described in
Section 1.1, which is located on the real property described in Exhibit A attached hereto and incorporated herein by reference (said land and the Building and other improvements thereon being herein called the "Property"), and are shown on the floor plan attached hereto as Exhibit B and incorporated herein by reference.

SECTION 2.2. UPFITTING PLANS AND SPECIFICATIONS. Upon full execution of this Lease, Landlord, shall prepare plans and specifications for upfitting the Premises (the "Plans") and submit the same to Tenant for Tenant's approval, not to be unreasonably, withheld, conditioned or delayed. Landlord will provide up to $1.00 per rentable square foot of the Premises for the costs incurred by Landlord in preparing such Plans, construction documents in connection therewith, and for Landlord to provide construction management for upfitting the Premises. Any cost of such Plans, construction documents, and construction management in excess of said allowance shall be paid by Tenant to Landlord within thirty (30) days of submission of invoice. Landlord represents to Landlord's best knowledge, that if Tenant uses Smith Design of Charlotte, North Carolina to do the above plan and document preparation and construction management, and if Tenant does not make material changes to the initial Plans or make repeated requests for alterations thereto or do any act (or fail to act when required to do so) which act or failure to act increases the cost of such plan and document preparation and construction management, that the above allowance should cover the cost of such plan and document preparation and construction management.

SECTION 2.3. UPFITTING. Upon Tenant's approval of the Plans, Landlord will contract with a contractor licensed to do business in the state of North Carolina to upfit the Premises in substantial accordance with the approved Plans. The work to be provided by Landlord at Landlord's cost (the "Landlord's Work"), and the work, the cost of which is to be deducted from the Upfitting Allowance provided in Section 2.4 below (the Tenant's Work"), are set forth in Exhibit C attached hereto and incorporated herein by reference. Landlord will competitively bid the upfitting of the Premises to three (3) contractors on Landlord's approved list of contractors.

SECTION 2.4. UPFITTING ALLOWANCE. Upon completion of the Plans and approval thereof by Tenant as provided in Section 2.2, Landlord shall contract with a contractor licensed to do business in the state of North Carolina to upfit the Premises in substantial accordance with said plans. Landlord shall provide Tenant with an upfitting allowance of up to $16.00 per rentable square foot of the Premises for upfitting actually performed in the Premises above and below a semi-finished standard ceiling. Any cost of upfitting in excess of said allowance shall be paid by Tenant to

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Landlord within thirty (30) days of receipt of invoice for the same. All costs incurred by Landlord in upfitting the Premises shall be applied against the said upfitting allowance and reimbursed by Tenant to Landlord as provided above to the extent such costs exceed the said upfitting allowance. It is provided however that if Tenant increases the amount of the Letter of Credit required under Section 14.22 of this Lease on a dollar for dollar basis by the amount by which such upfitting costs exceed the said upfitting allowance, and furnishes to Landlord documentation satisfactory to Landlord, evidencing such increase, then in such case, Tenant may amortize and pay up to $5.00 per rentable square foot of the Premises in additional upfitting costs in excess of the above upfitting allowance over the original term of the Lease in additional equal monthly payments of principal and accrued interest amortized at an annual interest rate of eleven percent (11%) and paid at the same times as, and in addition to, Monthly Base Rent. In the event this Lease is terminated for any reason, all unpaid principal of and accrued interest on the excess upfitting costs shall become immediately due and payable. Any excess upfitting costs over $5.00 per rentable square foot of the Premises may not be so amortized , but must be paid as provided hereinabove within thirty (30) days of receipt of an invoice for the same. At the end of the second (2nd) year of the Lease term, if Tenant has a minimum net worth of at least Fifty Million Dollars ($50,000,000.00) as determined by an independent certified public accountant, and Tenant has not been and is not then in default of this Lease, then in such case the increase in the amount of the letter of credit due to the above excess upfitting costs may be reduced by one-half. At the end of the fourth (4th) year of the Lease term, if Tenant has a minimum net worth of at least Fifty Million Dollars ($50,000,000.00) as determined by an independent certified public accountant, and at that time Tenant has not been and is not then in default of this Lease, then in such case, any remaining portion of the increase in the amount of the letter of credit due to the above excess upfitting costs may be removed from the said letter of credit. Whenever a certification of minimum net worth is required under this section, or any other section of this Lease, it is agreed that such certification shall be in accordance with generally accepted accounting principles consistently applied.

SECTION 2.5. TENANT'S ACCEPTANCE OF PROPERTY. Except as provided above, Tenant shall accept the Premises in "as is" condition and Landlord shall have no obligation to upfit the same and the taking of possession of the Premises by Tenant shall be conclusive evidence that the Premises, Building and Property were in satisfactory condition at the time possession was taken. If Landlord is required to do any work in the Premises, then Tenant must notify Landlord within thirty (30) days of the taking of possession of the Premises of any incomplete "punch list" items required to be completed by Landlord, and any items not contained in such notice shall be deemed fulfilled.

SECTION 2.6. COMMON AREAS. Tenant, its employees, agents, and invitees shall have the right, in common with others and subject to the exclusive control and management thereof at all times by Landlord, to the nonexclusive use of such of the areas as are from time to time designated by Landlord as the common areas (the "Common Areas") of the Property, which shall include to the extent provided, any parking areas, sidewalks, roadways, loading platforms, restrooms, ramps, maintenance and mechanical areas, lobbies, corridors, elevators, stairwells and landscaped areas, and subject to such restrictions on the use thereof as Landlord may reasonably require.

SECTION 2.7. QUIET ENJOYMENT. Tenant, upon performing its obligations hereunder, shall hold and enjoy the Premises for the term aforesaid, subject, however, to the terms of this Lease.

                                   ARTICLE III
                                   LEASE TERM

SECTION 3.1. TERM. The term of this Lease (the "Term") shall commence and end on the Commencement Date and Termination Date, respectively, set forth in Section 1.1, provided however, if due to causes beyond Landlord's reasonable control (a "force majeure event"), including without limitation, the inability of Landlord, despite due diligence, to complete any work that it is obligated to perform in the Premises or to obtain possession of the Premises because of a holdover tenant therein, Landlord is unable to deliver the Premises to Tenant by the Commencement Date, then in such case the Commencement and Termination Dates shall be deferred until Landlord is able to do so, provided further, however, if Landlord's delay is due to the acts, delays or omissions of Tenant, then notwithstanding said deferral, Tenant shall begin paying rent on the originally scheduled Commencement Date and continue doing so through the deferred Termination Date. Tenant shall have no right, to enter the Premises prior to the Commencement Date except only as expressly permitted by Landlord; provided, that such entry shall not interfere with any work being done by or on behalf of Landlord therein, and Tenant shall indemnify Landlord and hold Landlord harmless against any claim, loss or liability arising from such entry, including without limitation, any claim, loss or liability for bodily injury, including death, and/or property damage. If, due to no fault or delay on the part of Tenant and if not due to delays caused by above Building Standard upfitting or upfitting upgrades or other force majeure events, Landlord does not deliver the Suite 300, 400 or 500 of the Premises to Tenant with upfitting substantially complete within sixty (60) days of the scheduled Commencement Date each such Suite, Tenant, as its sole remedy, may terminate this Lease thereafter by giving Landlord written notice of termination, and if Landlord does not so deliver the relevant Suite or Suites of the Premises to Tenant within thirty (30) days of receipt of such notice, this Lease shall terminate, but if Landlord does deliver the relevant Suite or Suites of the Premises to Tenant with upfitting substantially complete prior to the end of such thirty (30) day notice period, this Lease shall not terminate. After any such effective termination by Tenant, neither party shall have any further obligations hereunder, except as arise prior to the date of termination. In order to exercise its option to terminate above, Tenant must have also notified Landlord in writing of each Landlord delay at the time of each such delay, which Tenant believes qualifies as part of the sixty (60) day Landlord delay referred to above.

SECTION 3.2. OPTION TO RENEW. Provided Tenant is not in default hereunder, Tenant shall have the option to renew this Lease for two (2) additional terms of five (5) years each upon the same terms and conditions of this Lease except as hereinafter provided. In order to exercise its option to renew for each such renewal term, Tenant must notify Landlord in writing of the exercise of said option to renew at least one hundred eighty (180) days prior to the end of the original term, or prior renewal term, as applicable. If Tenant fails to notify Landlord of its exercise of said option at least one hundred eighty (180) days prior to the end of the original term, or prior renewal term, as applicable, this option to renew shall terminate and expire and be of no further force and effect. If Tenant exercises its option to renew for the first renewal term as provided above, then in such case the Lease shall be renewed for a five (5) year term upon the same terms and conditions as this Lease including without limitation, the same Annual and Monthly Base Rent in effect at the end of the original term, increased as of the next Base Rent escalation date and on an annual basis thereafter as provided in Section 4.2 as if the first renewal term were part of the original term, except that Tenant shall accept the Premises in "as is" condition and Landlord shall have no obligation to upfit

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the same, and Tenant shall not be deemed to have any additional renewal option, except as hereinafter provided. If Tenant exercises its option to renew for the second renewal term by giving the one hundred eighty (180) day notice prior to the end of the first renewal term, the Lease shall be renewed for a second five
(5) year renewal term upon the same terms and conditions as the Lease except as hereinafter provided. The Annual and Monthly Base Rent for the second renewal term shall be the same as at the end of the prior renewal term, increased however on the next Base Rent escalation date by the percentage increase in CPI (as hereinafter defined) from the third month immediately preceding the month during which the last increase in Annual and Monthly Base Rent occurred in the first renewal term to the third month immediately preceding the month during which the next Base Rent escalation occurs under Section 4.2 during the second renewal term as if the second renewal term were part of the original term and first renewal term. Thereafter, Annual and Monthly Base Rent shall continue to increase during the second renewal term at the times provided in Section 4.2, but instead of the 4% increase provided in Section 4.2, Annual and Monthly Base Rent shall increase by the same percentage as the percentage increase in CPI for the third month immediately preceding the last rent escalation date under
Section 4.2 to the third month immediately preceding the date of the current increase in Annual and Monthly Base Rent under Section 4.2. The term "CPI" shall mean the Consumer Price Index published monthly for all urban consumers, all items, U.S. City Average, Base Year 1982-84=100, issued by the Bureau of Labor Statistics of the United States Department of Labor, as the said CPI Base Year may change, or in the event such index is no longer published, then such other index as shall be generally accepted as being comparable thereto.

SECTION 3.3. HOLDING OVER. If Tenant continues to occupy the Premises after the last day of the Term, or any extension thereof, and if Landlord elects to accept rent, a monthly tenancy terminable at will by either party on not less than thirty (30) days notice shall be created which shall be on the same conditions as those herein specified, except that Tenant shall pay 150% of the monthly rent paid for the last full month of the Term, or extension thereof, as applicable, for each month or partial month during which Tenant retains possession of the Premises after such expiration or termination date, and Tenant shall indemnify Landlord against all liabilities and damages sustained by Landlord by reason of such retention of possession, provided, however, that the provisions of this section shall not constitute a waiver by Landlord of any reentry rights available under this Lease or in law or equity.

                                   ARTICLE IV
                            BASE RENT AND ADJUSTMENTS

SECTION 4.1. BASE RENT. The Tenant agrees to pay to Landlord on the first day of each month, in advance, without setoff or demand, during the term of this Lease, the Initial Monthly Base Rent set forth in Section 1.1, subject to annual increases as provided in Section 4.2 below and, with the security deposit, if any, being due upon Lease execution; provided, however, that if the term of this Lease does not begin on the first day or end on the last day of a calendar month, the Monthly Base Rent for that partial month at the beginning and/or end of the Term, as applicable, shall be prorated and paid in advance.

SECTION 4.2. ANNUAL INCREASE OF BASE RENT. Annual and Monthly Base Rent for the entire Premises shall increase on the first day of the month during which each anniversary of the Commencement Date for Suite 300 occurs during the Term, and the first renewal term thereof, by four percent (4.0%) of the Annual and Monthly Base Rent in effect on the day immediately prior thereto. Refer to Exhibit D for an illustration of how the increases provided under this Section are computed.

SECTION 4.4. LATE PAYMENT. If Monthly Base Rent or any other payment due hereunder from Tenant to Landlord remains unpaid five (5) days after said payment is due, the amount of such unpaid rent or other payment shall be increased by a late charge equal to five percent (5%) of the amount of the delinquent rent or other payment, the parties hereto agreeing that such late charge shall not be deemed to be a penalty, it being understood between the parties that late payments by Tenant shall result in additional expense to Landlord which is difficult and impractical to ascertain and that such late charge is a reasonable estimate of the loss and expense to be suffered by Landlord as a result of such late payment. If rent or any other sum due Landlord by Tenant hereunder is collected by or through an attorney at law, Tenant agrees to pay Landlord's reasonable attorneys' fees incurred with respect thereto. Nothing herein however shall relieve Tenant of the obligation to pay rent or any other payment on or before the date on which any such payment is due, nor in any way limit Landlord's remedies under this Lease or at law in the event said rent or other payment is unpaid after it is due.

SECTION 4.5. APPLICATION OF PAYMENTS RECEIVED FROM TENANT. Landlord, acting in its sole discretion, shall have the right to apply any payments made by Tenant to the satisfaction of any debt or obligation of Tenant to Landlord under this Lease regardless of the instructions of Tenant as to application of any sum, whether endorsed upon Tenant's check or otherwise, and the acceptance by Landlord of a check or checks drawn by anyone other than Tenant shall in no way affect Tenant's liability hereunder nor be deemed an approval of any assignment of this Lease by Tenant.

SECTION 4.6. SECURITY DEPOSIT. Tenant shall deposit with Landlord upon execution and delivery of this Lease by Tenant to Landlord, the security deposit set forth in Section 1.1, to be held as collateral security for the payment of rentals and other sums of money owed by Tenant to Landlord hereunder, and for the performance by Tenant of its obligations hereunder. If during the Term any such rental or other payment become overdue and unpaid, then Landlord may, at its option, appropriate and apply any portion of said deposit to the payment of any such overdue rent or other payment, or, if Tenant fails to perform any of its other obligations hereunder, then Landlord, at its sole option, may appropriate and apply said entire deposit, or so much thereof as may be necessary, to make such payment or compensate Landlord for the loss or damage sustained by Landlord as a result of Tenant's default. Should any portion of the deposit, be appropriated and applied as provided above, then, upon the written demand of Landlord, Tenant shall forthwith remit to Landlord a sufficient amount in cash to restore said security deposit to the original sum deposited, and Tenant's failure to do so within ten (10) days after receipt of such demand shall constitute a breach of this Lease. The Security Deposit shall be returned to Tenant at the end of the term of this Lease provided Tenant shall have made all such payments and performed all such covenants and agreements. Landlord's obligation with respect to the security deposit are those of a debtor and not a trustee. Landlord shall maintain the security deposit in an interest bearing account and any interest earned on said security deposit shall be the property of Tenant and Tenant shall be responsible for any income taxes due thereon. In the event, as of the beginning of the 25th month of the Lease term, Tenant has not been and is not then in default of this Lease, and has

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a minimum net worth of at least Fifty Million Dollars ($50,000,000.00) as determined by an independent certified public accountant, the Monthly Base Rent payment due by Tenant for such 25th month shall be deducted by Landlord from the Security Deposit, and likewise for the 37th month and the 49th month, respectively, of the Lease term, contingent upon and provided that as of the beginning of said 37th and 49th months, respectively, Tenant has not been and is not then in default of this Lease and has a minimum net worth of at least Fifty Million Dollars ($50,000,000.00). In the event there are not sufficient funds remaining in the Security Deposit to completely pay any of the above Monthly Base Rent payments, then so much of the Security Deposit as is remaining shall be used as a credit against the relevant Monthly Base Rent payment and Tenant shall pay the balance thereof. In the event of a default of Tenant beyond any applicable cure period, Landlord shall first exhaust any remaining Security Deposit funds, including any interest earned thereon, to cure said default prior to collecting on the letter of credit provided for in Section 14.22.

                                    ARTICLE V
                       UTILITIES, SERVICES AND MAINTENANCE

SECTION 5.1. LANDLORD'S SERVICES AND MAINTENANCE. Landlord shall provide at its expense the following services in a manner reasonably consistent with the standard of other suburban, first class office buildings in the area within which the Building is located:

(i) Heating, ventilation, and air conditioning (HVAC) for the Premises during business hours in substantial accordance with Exhibit E attached hereto;

(ii) Automatic passenger elevator(s) providing service to the floor on which the Premises are located;

(iii) Janitorial services to the Premises for normal office use in substantial accordance with Exhibit F attached hereto;

(iv) Hot and cold water sufficient for drinking, lavatory, toilet, and ordinary cleaning purposes to be drawn from approved fixtures in the Building;

(v) Electricity to the Premises in reasonable amounts necessary for normal office use, lighting, and HVAC, twenty four (24) hours per day, seven (7) days per week, not to exceed, however, six (6) watts per rentable square foot of the Premises for lights and receptacles, subject to Tenant's obligation to reimburse Landlord for after business hours use of electricity as provided in Section 5.3 or use in excess of six (6) watts per rentable square foot of the Premises for lights and receptacles;

(vi) Replacement of Building Standard lighting tubes, lamp ballasts, and bulbs for 2X2 or 2X4 fluorescent fixtures only;

(vii) Window washing in the Premises, inside and outside, at reasonable intervals;

(viii)     Extermination and pest control when necessary; and

(viii)     Maintenance of the Common Areas.

SECTION 5.2. BUSINESS HOURS. In Section 5.1, business hours means:

(i)        Monday through Friday, 8:00 a.m. through 6:00 p.m., and

(ii) Saturday, 8:00 a.m. through 1:00 p.m., but excludes the following holidays or the days on which the holidays are designated for observance: New Year's Day, Memorial Day, July Fourth, Labor Day, Thanksgiving Day, and Christmas Day, and any other recognized national holiday generally observed by other first class office buildings in the area of the Building.

SECTION 5.3. 24 HOUR ACCESS. Tenant, its employees, agents, and invitees shall have access to the Premises twenty-four (24) hours a day, seven (7) days a week. During nonbusiness hours Landlord may restrict access by requiring persons to show a badge or identification card issued by Landlord. Landlord shall not be liable for denying entry to any person unable to show the proper identification. Landlord may temporarily close the Building if required because of a life-threatening or Building-threatening situation. Landlord shall use its best efforts to close the Building during nonbusiness hours only.

SECTION 5.4. EXTRA SERVICES. If Tenant uses any Landlord-provided services in excess of that required for normal and customary office use or after business hours as defined in Section 5.2, Tenant shall pay to Landlord the reasonable cost of such extra use within thirty (30) days of receipt of an invoice for the same from Landlord. HVAC required by Tenant during non-business hours shall be supplied upon reasonable advance verbal notice to, and the reasonable approval of, Landlord, or Tenant may activate an automated HVAC override system that may be provided by Landlord during the term, and Tenant shall pay the cost incurred by Landlord in providing such non-business hours HVAC. Landlord is not obligated to provide any services other than those listed in Section 5.1 above, but at Tenant's request, such other services may be provided by Landlord, in Landlord's sole discretion, provided the cost of such services is paid by Tenant, and Tenant's failure to pay such charges within thirty (30) days after receiving an invoice for the same shall entitle Landlord to the same remedies it has upon Tenant's failure to pay Base Rent, or any other charges due under the Lease, and the right to terminate any such services. At the present time, Landlord charges $35.00 per hour for after-business-hours HVAC, subject to Landlord's right to increase such charge during the term, based on increased costs incurred by Landlord.

SECTION 5.5. INTERRUPTION OF SERVICES.

      (i) INTERRUPTION. Landlord does not warrant that any services Landlord supplies will not be interrupted, including without limitation interruptions due to accidents, storms, Acts of God, repairs, alterations, improvements, labor troubles, or any other reason beyond the reasonable control of Landlord, and any interruption shall not: (a) be

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considered an eviction or disturbance of Tenant's use and possession of the
Premises; (b) make Landlord liable to Tenant for damages; (c) abate Base Rent, Additional Rent, Additional Monthly Rent, or any other charge under this Lease; or (d) relieve Tenant from performing Tenant's Lease obligations, provided however, Landlord will use reasonable efforts to have any interrupted services resumed as soon as is reasonable under the circumstances.

      (ii) REMEDY. If any essential services (such as HVAC, passenger elevators if necessary for reasonable access, electricity, water) supplied by Landlord are interrupted, and the interruption does not result from the negligence or willful misconduct of Tenant, its employees, invitees, or agents, Tenant shall be entitled to an abatement of Base Rent and Additional Rent to the extent such interruption causes the Premises to become untenantable. The abatement shall begin on the fourth (4th) consecutive business day of the interruption or when Tenant stops using the Premises because of the interruption, whichever is later. The abatement shall end when the services are restored. Tenant shall have the option to cancel the Lease if the interruption unreasonably and materially interferes with Tenant's use of or access to the Premises for at least thirty
(30) consecutive days and Landlord is not exercising commercially reasonable efforts to restore the services. To exercise this option Tenant must give Landlord notice of the cancellation within ten (10) days from the end of the thirty (30) day period.

SECTION 5.6. TENANT'S SERVICES AND MAINTENANCE. Tenant shall make arrangements directly with the telephone company serving the Building for all telephone service required by Tenant in the Premises and shall pay for all telephone service used or consumed in the Premises. Further, Tenant shall be responsible for the maintenance, repair or replacement of any systems which are located within the Premises and are supplemental or special to the Building's standard systems, whether installed pursuant to a work letter or otherwise, and for any lamps, whether fluorescent or incandescent, for any special or non-Building standard lighting fixtures, for floor and wall coverings in the Premises, and for all other services, maintenance and repairs not specifically delegated to Landlord hereunder which are required to keep the interior of the Premises in good condition and repair or are required by Tenant to conduct business in the Premises, provided however, Tenant must obtain Landlord's prior written consent before obtaining or contracting for any service not specifically provided for in this Lease. If heat generating machines or equipment are used in the Premises by Tenant which affect the temperature otherwise maintained by the Building heating and air conditioning system, Landlord shall have the right to install supplemental air conditioning units in the Premises and the cost of the units, and the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord within thirty (30) days of demand by Landlord.

                                   ARTICLE VI
                      ALTERATIONS, REPAIRS AND MAINTENANCE

SECTION 6.1. ALTERATIONS. Tenant shall make no alterations, additions or improvements (collectively "Improvements") to the Premises, whether before or during the Term, without the prior written consent of Landlord, and all such Improvements, including without limitation, subdividing partitions, walls and railings of whatever type, material or height, shall, when made, become the property of Landlord and remain upon and be surrendered with the Premises as a part thereof at the end of the Term, unless at the end of the Term, with regard to Improvements made to the Premises during the Term, Landlord shall notify Tenant to remove same, in which latter event Tenant shall do so. Tenant shall not core drill or in any other manner attempt to penetrate or penetrate the floors of the Building without the prior consent of Landlord, which Landlord may withhold in its sole discretion. All Improvements shall be constructed in a diligent, good and workmanlike manner, using at a minimum finishes which are standard to the Building ("Building Standard") according to plans and specifications and using only contractors and subcontractors approved by Landlord in advance, and in compliance with all applicable legal requirements, including without limitation, the procurement of a building permit. At Landlord's request, Tenant shall obtain a Builders' Risk Insurance Policy covering the Improvements in such amount as is reasonably requested by Landlord, naming Landlord as an additional insured and providing that it will not be canceled without giving Landlord at least 15 days prior written notice thereof, and upon completion of such Improvements, Tenant shall furnish Landlord with a complete set of as-built plans and specifications for the same. Tenant has no authority to allow, will not permit, and will indemnify Landlord and hold it harmless from, any mechanic's or materialmen's liens filed against the Premises in connection with any Improvements.

SECTION 6.2. RIGHT OF ENTRY. Landlord shall have the right to enter and grant licenses to enter the Premises at any time upon reasonable advance verbal notice (except in emergencies and normal and customary janitorial and maintenance services when no notice is required) (i) to examine the Premises, (ii) to make alterations and repairs to the Premises or to the Building (including the right, during the progress of such alterations or repairs, to store within the Premises necessary materials, tools and equipment), and (iii) to exhibit the Premises to prospective purchasers or tenants, and that no such entry shall render the Landlord liable to any claim or cause of action for loss of or damage to the property of the Tenant by reason thereof, nor in any manner affect the agreements in this Lease.

SECTION 6.3. TENANT'S CARE OF PREMISES. Tenant shall keep the Premises and fixtures therein in good condition, including without limitation, maintenance, repair and replacement if necessary, of doors (exterior and interior), interior plate glass and interior window glass, and wall and floor coverings, effecting all such maintenance, repairs and replacements at its own expense, employing materials and labor of a kind and quality equal to the original installations. If Tenant fails to maintain, repair or replace such equipment or other installations in or about the Premises as above provided within a reasonable time after written request from Landlord to do so, then Landlord may accomplish the required work and Tenant shall pay the cost thereof to Landlord within ten
(10) days of receipt of invoice for the same. Further, Tenant shall reimburse Landlord for the cost of repairing any damage to the Building or Property to the extent caused by the acts or omissions of Tenant, or Tenant's employees or agents.

SECTION 6.4. LANDLORD'S REPAIRS. Subject to Tenant's obligations in Section 6.3 above, Landlord shall maintain the structural portions of the Building and the Common Areas in a condition reasonably comparable to other first class office buildings in the area in which the Building is located, including the roof, foundation, exterior walls, interior structural walls, structural components, mechanical, electrical, HVAC, and plumbing system, parking areas, and sidewalks, except as otherwise provided in this Lease.

SECTION 6.5. TIME FOR REPAIRS. Repairs or replacements required under Sections
6.3 or 6.4 shall be made within a reasonable time (depending on the nature of the repair or replacement needed) after receiving notice of the need for a repair or replacement.

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SECTION 6.6. SURRENDERING THE PREMISES. Tenant shall schedule its move date, in writing, with Landlord in advance of the Termination Date or the date the last extension term, if any, ends, whichever is later and surrender the Premises to Landlord in the same broom clean condition that the Premises were in on the Commencement Date except for: (i) ordinary wear and tear; (ii) damage by the elements, fire, and other casualty unless Tenant would be required to repair under Section 6.3; (iii) condemnation; and (iv) permitted Improvements unless Landlord requires their removal under Section 6.1. On surrender, Tenant shall remove from the Premises its personal property, trade fixtures, and any Improvements required to be removed under Section 6.1 and repair any damage to the Premises caused by such removal. Any items not removed by Tenant as required above shall be considered abandoned and Landlord may dispose of abandoned items as Landlord chooses and bill Tenant for the cost of their disposal, minus any revenues received by Landlord for their disposal.

                                   ARTICLE VII
                                USE AND COVENANTS

SECTION 7.1. USE AND OCCUPANCY. Tenant shall use the Premises for general office purposes only, including without limitation, the use of mainframe computers for a technology/software company, and shall make no unlawful use of the Premises, and shall not place or affix any sign, name, legend, notice or advertisement of any kind on any part of the Building or Property without the prior written approval of Landlord, which Landlord may withhold in its sole discretion.

SECTION 7.2. SIGNAGE. Landlord, at Landlord's cost, shall provide for the name and suite number of the Tenant to be displayed at the entry to the Premises and, if the Building contains a lobby directory, on a line in said directory, in a manner prescribed by Landlord. Tenant shall also have the right to have its name placed on the top slot of the Building monument sign in a manner prescribed by Landlord, at Landlord's cost. Such Building monument signage rights of Tenant is not assignable or available to subtenants of Tenant other than wholly owned subsidiaries of Tenant.

SECTION 7.3. PARKING. Tenant, and its employees, agents and invitees shall be required by Tenant to comply with the Parking Rules and Regulations attached hereto as Exhibit G together with all modifications thereto which Landlord may hereafter make, and to use the parking areas (the "Parking Areas"), provided by Landlord for the Building, only in a manner which is compatible with the day-to-day general use of the Building and Property by other tenants in the Building, the Landlord, the employees, agents, visitors, and invitees of the same, and others entitled to the use thereof. Landlord shall have the right to tow vehicles of Tenant and Tenant's employees, agents, visitors and invitees that are parked in violation of the Parking Rules and Regulations. Upon Landlord's request, Tenant will provide Landlord with the license tag numbers of all its employees and agents using the Premises or Building. Landlord reserves the right from time to time without notice to Tenant to (i) change the location or configuration of the Parking Areas within a reasonable proximity of the Building; (ii) change the number of parking spaces located within the Parking Areas, but not below a ratio of 4.25 parking spaces per 1,000 rentable square feet of the Building; (iii) install systems to control and monitor parking in the Parking Areas, including without limitation, a parking gate and identification card system; (iv) utilize parking guards or attendants to supervise and control parking within the Parking Areas; (v) make repairs, alterations, and improvements to the Parking Areas; (vi) modify the parking rules; and (vii) enforce the parking rules by appropriate legal action, including without limitation, towing of vehicles parked in violation of the Parking Rules. If Landlord grants a tenant of the Building reserved parking spaces, Landlord shall provide Tenant its prorata share of reserved parking spaces based on the lesser of (a) the ratio of such tenant's number of reserved parking spaces compared to the size of such tenant's premises in the Building, or (b) the ratio of such tenant's number of reserved parking spaces compared to such tenant's total proportionate share of all parking spaces .

SECTION 7.4. BUILDING RULES AND REGULATIONS. Tenant shall obey and require its employees, agents and invitees to obey the Building Rules and Regulations attached hereto as Exhibit H and to such further rules and regulations as the Landlord may hereafter make or adopt for the Building or Property. Landlord may waive or modify any of such rules in the case of any one or more tenants, or their employees, agents, invitees and visitors, without affecting the Tenant's obligations under this Lease, and Landlord shall not be responsible to the Tenant for the nonconformance by any other tenant, or its employees, agents, invitees or visitors to any of said rules or regulations.

SECTION 7.5. HAZARDOUS SUBSTANCES. Tenant shall not use, store, generate or dispose of any Hazardous Substances (as defined below), or permit the same, in, on, above or below any part of the Premises, Building or Property except only reasonable quantities of normal and customary office supplies used in compliance with applicable law which Tenant shall remove from the Premises and Property at the end of the Term. Tenant shall indemnify and hold Landlord harmless from all claims, damages, fines, judgments, penalties, costs, liabilities or losses (including, without limitation, a decrease in the value of the Premises, Building, or Property due to loss or restriction of rentable or usable space, any damages due to adverse impact on marketing of the space, and any and all sums paid for settlement of claims, attorney's fees, consultant and expert fees) arising during or after the Term as a result of a breach of this section by Tenant. "Hazardous Substance" means any substance which is toxic, ignitable, reactive, or corrosive and which is regulated by any governmental body having jurisdiction over the same, and includes any and all materials or substances which are defined as "hazardous waste", "extremely hazardous waste" or a "hazardous substance" pursuant to state, federal or local law. "Hazardous Substance" includes but is not restricted to asbestos, polychlorobiphenyls ("PCB's") and petroleum.

                                  ARTICLE VIII
                             INSURANCE AND INDEMNITY

SECTION 8.1. LANDLORD'S INSURANCE. Landlord shall keep the Building insured against damage and destruction by fire and such other perils as Landlord in Landlord's sole discretion shall determine, in the amount of at least ninety (90%) percent of the replacement value of the Building. Landlord shall also maintain commercial general liability insurance with respect to the Common Areas, covering bodily injury, including death and property damage in the amount of at least Five Million Dollars ($5,000,000.00) per occurrence. Landlord is not obligated to insure fixtures or other property of Tenant.

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SECTION 8.2. TENANT'S INSURANCE. Tenant shall keep in force, during the term of this Lease, or any renewal or extension thereof, workmen's compensation insurance as required by law, and commercial general liability insurance, with such limits as may be reasonably requested by Landlord, but with minimum limits not less than Five Million Dollars ($5,000,000.00) in the aggregate on account of bodily injury, including death, and property damage, in or about the Premises or Property, in any one occurrence, with a contractual liability endorsement, which liability insurance shall name Landlord as an additional insured and provide that it shall not be canceled for any reason unless Landlord is given fifteen (15) days' notice in writing by the insurance company. Tenant shall deposit satisfactory evidence of the above coverages prior to occupancy of the Premises.

SECTION 8.3. INSURANCE CRITERIA. Insurance policies required by this Lease shall: (i) be issued by insurance companies licensed to do business in the state of North Carolina with general policyholder's ratings of at least A and the financial rating of at least XI in the most current Best's Insurance Reports available on the Commencement Date. If the Best's ratings are changed or discontinued, the parties shall agree to an equivalent method of rating insurance companies. If the parties cannot agree they shall submit the dispute to arbitration; (ii) be primary policies - not as contributing with, or in excess of, the coverage that the other party may carry; (iii) be permitted to be carried through a "blanket policy" or "umbrella" coverage; and (v) be maintained during the entire Term and any extension Terms.

SECTION 8.4. INCREASE IN INSURANCE PREMIUM. If Tenant uses the Premises in any manner which causes the premium rate for any kind of insurance maintained by Landlord on the Building or Property to be raised, Tenant shall pay on demand the amount of the increase in such premium and, at the request of Landlord, remedy the condition which caused the increase in premium.

SECTION 8.5. INDEMNITY. Each party hereto agrees to indemnify and hold harmless the other party and such other party's employees and agents, from any and all claims for bodily injury, including death, and property damage, occurring in the Premises, Building or on the Property, to the extent occasioned by the acts or omissions of , or the breach of this Lease by, the indemnifying party, or such indemnifying party's employees or agents, provided that Tenant shall also indemnify and hold harmless Landlord, and Landlord's employees and agents, from any and all claims for bodily injury, including death, and property damage occurring within the Premises, due to the acts or omissions of invitees of Tenant, except only to the extent such claims result from the acts or omissions of, or breach of this Lease by, Landlord or Landlord's agents or employees. Landlord shall not be liable to Tenant for the acts or omissions of other tenants of the Building or the owners or occupants of adjoining or contiguous property.

SECTION 8.6. TENANT'S PERSONAL PROPERTY. Tenant shall insure its personal property, trade fixtures, and non-Building Standard improvements in the Premises and Building with "all risks" insurance in an amount to cover the full replacement cost of the same, and all personal property, trade fixtures and non Building Standard improvements in the Premises, including that of Tenant, and Tenant's employees, agents, invitees and visitors, shall remain therein at Tenant's sole risk, and Landlord shall not be liable for any damage to, or loss of such personal property, trade fixtures or non-Building Standard improvements arising from fire or the leaking of the roof, or from the bursting, leaking, or overflowing of water, sewer or steam pipes or from any other cause whatsoever, and Tenant shall indemnify and hold Landlord harmless in all such cases.

SECTION 8.7. WAIVER OF SUBROGATION. Each party hereto waives claims arising in its (Injured Party's) favor against the other party for loss or damage to Injured Party's property located within or constituting a part or all of the Building, which waiver applies to the extent the loss or damage is covered by the Injured Party's insurance or the insurance the Injured Party is required to carry under Article VIII, whichever is greater, and shall apply to each party's directors, officers, employees, shareholders, and agents. Each party hereto shall cause its property insurance to contain an insurance industry standard waiver of subrogation endorsement.

                                   ARTICLE IX
                               DAMAGES TO PREMISES

SECTION 9.1. DEFINITION. "Relevant Space" means: (i) the Premises as defined in
Article II, excluding Tenant's non Building Standard fixtures; (ii) access to the Premises; and (iii) any part of the Building that provides essential services to the Premises.

SECTION 9.2. REPAIR OF DAMAGE. If the Relevant Space is damaged by fire, storm, flood, earthquake or other insured casualty and can be substantially repaired and restored within one (1) year from the date of the damage using standard working methods and procedures, unless Landlord cancels the Lease under Section
9.5 below, Landlord shall use reasonable efforts to repair and restore the Relevant Space to its previous condition, provided however, if the Relevant Space cannot be repaired and restored within the one (1) year period, then either party may, within ten (10) days after determining that the repairs and restoration cannot be made within one (1) year, cancel the Lease by giving notice to the other party, provided further however, Tenant shall not be able to cancel this Lease if its willful misconduct caused the damage.

SECTION 9.3. ABATEMENT. Unless the damage is caused by Tenant's willful misconduct, the Base Rent and other rentals hereunder shall abate in proportion to that part of the Premises that is unfit for use in Tenant's business, considering the nature and extent of interference to Tenant's ability to conduct business in the Premises and the need for access and essential services, and shall continue until repairs and restoration to the Relevant Space are completed, provided that in the event of a full abatement of rent, the Term shall be extended automatically for a period equal to the period of such full abatement.

SECTION 9.4. TENANT'S PROPERTY. Landlord is not obligated to repair or restore damage to Tenant's trade fixtures, furniture, equipment, or other personal property, or any Tenant improvements, unless such Tenant improvements are considered a part of the Building and covered under Landlord's casualty insurance policy.

SECTION 9.5. LANDLORD'S RIGHT TO CANCEL. If with regard to damage to the Relevant Space: (i) more than forty percent (40%) of the Building is damaged;
(ii) any secured lender of the Landlord and Building shall not allow adequate insurance proceeds for repair and restoration; (iii) the damage is not covered by Landlord's insurance; or (iv) the Lease is in the last twelve (12) months of the Term; then Landlord may cancel this Lease by giving notice to Tenant within thirty (30) days after Landlord knows of the event which gives Landlord the right to cancel, which

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notice shall specify the cancellation date, which shall be at least thirty (30)
but not more than sixty (60) days after the date notice is given.

SECTION 9.6. CANCELLATION. If either party cancels this Lease as permitted by this Article, Base Rent, and any other rentals hereunder shall be payable up to the cancellation date and account for any abatement.

                                    ARTICLE X
                                 EMINENT DOMAIN

SECTION 10.1. RIGHT TO TERMINATE. If any part of the Premises is taken by right of eminent domain or private purchase in lieu thereof, then either party hereto shall have the right to terminate this Lease effective on the date physical possession is taken by the condemning authority or private purchaser, by written notice to the other party prior to or within ten (10) days after said effective date, provided however, if the Lease is not terminated, the rental specified herein shall be reduced during the unexpired Term in proportion to the area of the Premises so taken and shall be effective on the date physical possession is taken by the condemning authority or private purchaser.

SECTION 10.2. COMPENSATION. All compensation awarded for any taking (or the proceeds of private sale in lieu thereof) whether for the whole or a part of the Premises, shall be the property of Landlord whether such award is compensation for damages to Landlord's or Tenant's interest, provided Landlord shall have no interest in any award made to Tenant for loss of business, moving expenses, or for the taking of Tenant's fixtures and other tangible personal property within the Premises, if a separate award for such items is made to Tenant.

                                   ARTICLE XI
                               DEFAULT AND WAIVER

SECTION 11.1 TENANT'S DEFAULT. Tenant shall be in default under this Lease if:

(i) Tenant's fails to pay Monthly Base Rent or any other sum due hereunder within five (5) days after Tenant receives notice from Landlord of such nonpayment by the due date;

(ii) Tenant's fails to pay Monthly Base Rent by its due date, at any time during a calendar year in which Tenant has already received two notices of its failure to pay Monthly Base Rent, by its due date;

(iii) Tenant fails to perform any other Tenant obligation within a period of thirty (30) days or the additional time, if any, that is reasonably necessary to promptly and diligently cure the failure, after Tenant receives notice from Landlord setting forth in reasonable detail the nature and extent of the failure and identifying the applicable Lease provision, provided however that such cure period shall not apply to emergencies or the failure to maintain the insurance required by Article VIII, Section 2;

(iv)       Tenant fails to vacate or stay any of the following within thirty
           (30) days after they occur:

           A.         a petition in bankruptcy is filed by or against Tenant;

           B.         Tenant is adjudicated as bankrupt or insolvent;

           C. a receiver, trustee, or liquidator is appointed for all or a substantial part of Tenant's property; or

           D.         Tenant makes an assignment for the benefit of creditors.

SECTION 11.2. LANDLORD'S REMEDIES.

(i) Upon Tenant's default, Landlord shall have all remedies provided in this Lease, as well as in law or equity, including without limitation, the right to end this Lease or Tenant's right to possession hereunder, in which case Tenant shall immediately vacate the Premises; with or without process of law, and if necessary, remove Tenant, with or without having ended the Lease, and alter locks and other security devices at the Premises, and Tenant waives any claim for damages by reason of Landlord's reentry, repossession, or alteration of locks or other security devices and for damages by reason of any legal process.

(ii) Landlord's exercise of any of its remedies or its receipt of Tenant's keys shall not be considered an acceptance of surrender or a surrender of the Premises by Tenant, unless such surrender is agreed to in writing by Landlord.

(iii) If Landlord ends this Lease or Tenant's right to possess the Premises hereunder, Tenant shall be liable to Landlord for Monthly Base Rent, Additional Monthly Rent, Additional Rent, and any other indebtedness of Tenant under the Lease, accrued to the date the Lease ends and thereafter scheduled during the remainder of the Term, reduced only by any sums Landlord receives by reletting the Premises during the scheduled term, provided however, if Landlord relets the Premises during the remainder of the scheduled term, at a rental in excess of that provided for under this Lease, Tenant shall not be entitled to any such excess rental and Tenant waives any claim thereto.

(iv) Tenant shall also be liable for that part of the following sums paid by Landlord and attributable to that part of the term ended due to Tenant's default:

           A. reasonable broker's fees incurred by Landlord for reletting part or all of the Premises prorated for the part of the reletting term ending concurrently with the scheduled term of this Lease;

           B.         the cost of removing and storing Tenant's property;

           C. the cost of minor repairs, alterations, and remodeling necessary to put the Premises in a condition reasonably acceptable to a new tenant; and

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           D.         other necessary and reasonable expenses incurred by
                      Landlord in enforcing its remedies.

(v) Landlord may sue and take any other action provided by law to collect the amounts due hereunder at any time and from time to time without waiving its rights to sue for and collect further amounts due from Tenant hereunder.

SECTION 11.3. PARTIAL PAYMENT. In the event Landlord brings a summary ejectment or other legal proceeding against Tenant based on Tenant's default hereunder, Landlord may accept less than full payment of any monetary obligations then owing by Tenant to Landlord during the pendency of such proceeding without waiving its rights to prosecute it's claim to completion, and Tenant acknowledges and agrees that Landlord may continue its proceeding notwithstanding such partial payment by Tenant and Tenant waives any legal or equitable defenses to Landlord's continued prosecution of its claim, except only if Landlord agrees in writing to suspend the prosecution of its claim for a time certain, in which case if Tenant fails to pay its monetary obligations in full within such time certain, Landlord may thereupon continue the prosecution of its claim. Further, if Landlord terminates this Lease or Tenant's right to possession hereunder based on Tenant's default hereunder, Landlord may accept full payment or a portion of Tenant's monetary obligations hereunder without waiving its right to obtain possession of the Premises in summary ejectment or other legal proceeding, both parties acknowledging that the monetary obligations of Tenant are due to Landlord notwithstanding Landlord's taking possession of the Premises, for the period up to the date Landlord obtains possession of the Premises, and thereafter, subject however, to Landlord's obligation to mitigate its damages by using reasonable efforts to relet the Premises subsequent to taking possession of the Premises.

SECTION 11.4. WAIVER. The waiver of the breach of any agreement herein by either party in any one instance shall not be deemed to be a waiver of such agreement or any subsequent breach of the same or any other agreement herein contained, and the acceptance of rent hereunder by Landlord subsequent to the breach of this Lease by Tenant shall not be deemed to be a waiver of such breach, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such breach at the time of acceptance of such rent.

SECTION 11.5. LANDLORD'S DEFAULT. Landlord shall not be in default for failure to perform any of its Lease obligations until after a period of thirty (30) days or the additional time, if any, that is reasonably necessary to promptly and diligently cure the failure after receiving notice from Tenant, in writing and giving in reasonable detail the nature and extent of the failure and identifying the Lease provisions(s) containing the obligations(s).

SECTION 11.6. SURVIVAL. The remedies provided in this Article XI and any other provision of this Lease which by its nature would require the survival of the ending of this Lease, shall survive the ending of this Lease.

                                   ARTICLE XII
                            ASSIGNMENT AND SUBLETTING

SECTION 12.1. CONSENT REQUIRED. Tenant shall not transfer, mortgage, grant a security interest in, encumber, or assign this Lease, or any interest therein, or sublease all or part of the Premises, without Landlord's advance written consent, which in the case of an assignment or sublease, shall not be unreasonably withheld or delayed, provided however, Landlord may withhold its consent to the granting of a security interest in, or mortgaging of Tenant's leasehold estate, or any interest therein, in Landlord's sole discretion. Assignments requiring Landlord's consent shall include, and be deemed to mean, without limitation, assignments by operation of law, an imposition (whether or not consensual) of a lien, mortgage, or encumbrance upon Tenant's interest in this Lease (the consent to which Landlord may withhold in its sole discretion as provided above), an arrangement (including, without limitation, management agreements, concessions and licenses) that allow the use and occupancy of all or part of the Premises by anyone other than Tenant, a transfer of voting control of Tenant (if Tenant is a corporation) other than in the sale and transfer of shares of Tenant on a nationally recognized stock exchange such as Dow Jones, NASDAQ or other exchange comparable thereto, and a transfer of more than fifty percent (50%) of the interest in the capital of Tenant if Tenant is a partnership or limited liability company.

SECTION 12.2. AFFILIATES. Notwithstanding Section 12.1 above and subject to
Section 12.4 below, Tenant, upon at least thirty (30) days prior written notice to Landlord, may assign this Lease or sublease part or all of the Premises without Landlord's consent to: (i) any corporation or partnership that controls, is controlled by, or is under common control with, Tenant; or (ii) any corporation resulting from the merger or consolidation with Tenant or to any entity that acquires all of Tenant's assets as a going concern of the business that is being conducted on the Premises, as long as the assignee or sublessee is a bona fide entity and assumes the obligations of Tenant.

SECTION 12.3. REASONABLENESS. The Landlord's consent, with regard to subleases and assignments, shall not be considered unreasonably withheld if: (i) the proposed subtenant's or assignee's financial responsibility does not meet the same criteria Landlord uses to select comparable Building tenants; (ii) the proposed subtenant's or assignee's business is not suitable for the Building considering the business of the other tenants and the Building's prestige; (iii) the proposed use is inconsistent with the use permitted by Section 7.1; (iv) the proposed use violates an exclusive use granted to a prior tenant; or (v) any other reason exists which Landlord, acting reasonably, believes is sufficient to justify its withholding of consent.

SECTION 12.4. PROCEDURE. With regard to a proposed sublease or assignment, Tenant shall provide Landlord in writing: (i) the name and address of the proposed subtenant or assignee; (ii) the nature of the proposed subtenant's or assignee's business it will operate in the Premises; (iii) the terms of the proposed sublease or assignment; and (iv) reasonable financial information so that Landlord can evaluate the proposed subtenant or assignee under this article, and Landlord shall, with regard to a sublease or assignment only, within thirty (30) days after receiving the information required, give notice to Tenant to permit or deny the proposed sublease or assignment.

SECTION 12.5. CONDITIONS. Subleases and Assignments by Tenant are also subject to: (i) the terms of this Lease; (ii) the Term shall not extend beyond the Term;
(iii) Tenant is not released and shall remain liable for all Lease obligations;
(iv) consent to one sublease or assignment does not waive the consent requirement for future assignments or subleases; and (v) fifty (50%) percent of the consideration (Excess Consideration) received by Tenant from an assignment or sublease that exceeds the amount Tenant must pay Landlord, which amount is to be prorated where a part of the Premises is subleased or assigned, shall also be paid to Landlord, within ten (10) days of receipt of same, with a detailed statement showing the total consideration paid to Tenant by the subtenant or assignee. Landlord shall have the right to audit Tenant's books and records to verify the accuracy of the detailed statement.

SECTION 12.6. LEASEHOLD MORTGAGE OR SECURITY INTEREST. If Landlord consents to Tenant's granting a security interest in, or mortgaging, Tenant's leasehold estate, which consent Landlord may withhold in its sole discretion, Tenant shall indemnify Landlord and hold Landlord harmless from any loss, cost or expense, including reasonable attorney's fees, incurred by Landlord with respect thereto, as a result of such security interest or mortgage, and such consent shall not be considered a waiver of the requirement to obtain Landlord's consent with regard to any future security interest or mortgage, of the Tenant's leasehold estate.

SECTION 12.7. REMEDY. If Tenant believes that Landlord has unreasonably withheld its consent under this Article, Tenant's sole remedy will be to seek a declaratory judgment that Landlord has unreasonably withheld its consent or an order of specific performance or mandatory injunction of Landlord's agreement to give its consent and Tenant shall not have any right to recover damages or to terminate this Lease.

                                  ARTICLE XIII
                                  SUBORDINATION

SECTION 13.1. SUBORDINATION. This Lease, and Tenant's rights hereunder shall at all times be subordinate to all mortgages and deeds of trust now existing or hereafter placed on the Building or Property; provided however, Tenant will not be disturbed in the use or enjoyment of the Premises so long as it is not in default hereunder, this Lease shall remain in full force and effect notwithstanding any default or foreclosure under any such mortgage or deed of trust and Tenant will attorn to the mortgagee, trustee or beneficiary of such mortgage or deed of trust, and the successor or assign of any of them, and to the purchaser or assignee under any foreclosure, provided further however, any secured lender of Landlord holding a mortgage or deed of trust on, or security interest in, the Building or Property, may in its sole discretion, subordinate its interest to Tenant's interest in this Lease by written notice of such subordination to Tenant.

SECTION 13.2. EXECUTION OF INSTRUMENTS. Tenant will, upon request by Landlord, execute and deliver to Landlord, or to any other person designated by Landlord, any instrument or instruments, including but not limited to such subordination, attornment and nondisturbance agreements, or estoppel letters, as may be required by any mortgagee in a mortgage or beneficiary in any deed of trust, on the Building or Property, or other secured lender, to give effect to the provisions of Section 13.1 above or requested by Landlord in connection with a sale or mortgage of the Building or Property and shall execute and deliver to Landlord such amendments to this Lease as may be required by such proposed mortgagee, beneficiary, or other secured lender, on the Building or Property; provided, however, that such amendments do not materially increase the obligations and duties of Tenant hereunder.

                                   ARTICLE XIV
                               GENERAL PROVISIONS

SECTION 14.1. TRANSFER OF LANDLORD'S INTEREST. The term "Landlord" as used in this Lease means only the owner, or the mortgagee in possession, for the time being of the Building or Property, or the owner of any lease of the Building or Property, so that in the event of any sale of said Building or Property, or of said lease, or in the event of a lease of said Building or Property, the transferring landlord shall be entirely freed and relieved of all obligations of Landlord hereunder, and it shall be deemed without further agreement between the parties or their successors in interest or between the parties and the transferee, purchaser or lessee at any such sale or lease of the Building or Property, that the transferee, purchaser or lessee of the Building or Property has assumed all obligations of Landlord hereunder, and Landlord's assignment, sale or transfer of the Lease or of any of its rights herein shall in no manner affect Tenant's obligations hereunder, and Tenant shall thereafter attorn to such assignee, transferee, purchaser or lessee, as Landlord, provided Tenant first has written notice of such transfer, assignment, purchase or lease of Landlord's interest. Any security given by Tenant to Landlord to secure performance of Tenant's obligations hereunder must be transferred by Landlord to the successor in interest to Landlord; and, upon acknowledgment by such successor of receipt of such security and its express assumption of the obligation to account to Tenant for such security in accordance with the terms of this Lease, Landlord shall thereby be discharged of any further obligation relating thereto.

SECTION 14.2. LANDLORD'S LIMITED LIABILITY. Notwithstanding any other provision in this Lease to the contrary, the liability of Landlord shall be limited to the equity of Landlord in the Property in the event of a failure by Landlord to perform any of the terms, covenants, conditions or agreements of this Lease to be performed by Landlord, and Tenant agrees that any judgment it may obtain against Landlord, or Landlord's general partners, if any, as a result of the breach of this Lease as aforesaid, shall be enforceable solely against the Landlord's equity interest in the Property.

SECTION 14.3. LANDLORD NOT PARTNER. It is agreed that Landlord is not a partner, joint venturer or associate of Tenant in the conduct of Tenant's business, that the provisions of this Lease with respect to the payment by Tenant of rent are not sharing of profits, that the relationship between the parties is and shall remain at all times that of landlord and tenant, and that no provision of this Lease shall be construed to impose upon the parties hereto any obligation or restriction not expressly set forth herein.

SECTION 14.4. RECORDING. The recording of this Lease is prohibited, provided however, at the request of either party, the parties shall promptly execute and record, at the cost of the requesting party, a short form memorandum describing the Premises and stating the term of this Lease, its Commencement and Termination Dates, and any other information the parties agree to include.

SECTION 14.5. ADDITIONAL INSTRUMENTS. The parties agree to execute and deliver any instruments in writing necessary to carry out any agreement, term, condition or assurance in this Lease whenever occasion shall arise and reasonable request for any such instrument shall be made.

SECTION 14.6. LEASE NOT AN OFFER. Landlord has given this Lease to Tenant for review, which does not constitute an offer to lease and shall not be binding unless signed by both parties.

SECTION 14.7. PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person(s), firm(s), or corporation(s) may require.

SECTION 14.8. COUNTERPARTS. This Lease may be executed in counterparts, all of which taken together, shall be deemed one original.

SECTION 14.9. ENTIRE AGREEMENT, AMENDMENT AND MODIFICATION. This Lease embodies the full agreement of the parties and supersedes all prior understandings concerning the subject matter of this Lease, and any amendment or modification must be in writing and signed by both parties.

SECTION 14.10. CONTROLLING LAW. This Lease shall be construed and enforced in accordance with the law of the State of North Carolina.

SECTION 14.11. PARTIAL INVALIDITY. In the event that any provision of this lease shall be determined to be invalid or unenforceable, the remaining provisions of this Lease which can be separated from the invalid, unenforceable provision shall continue in full force and effect.

SECTION 14.12. CAPTIONS. The section titles, numbers and captions contained in this Lease are only for convenience and reference, and in no way define, limit, extend, modify or describe the scope or intent of this Lease nor any provision herein.

SECTION 14.13. RELOCATION. In the event the Premises contains less than fifty percent (50%) of the total area of the floor on which it is located, Landlord, upon thirty (30) days prior written notice to Tenant, shall have the right to relocate the Tenant to another reasonably comparable location within the Building, in which case, Landlord will pay all actual costs of the relocation.

SECTION 14.14. TIME OF ESSENCE. Except as otherwise provided in this Lease, time is of the essence in the performance of the provisions of this Lease.

SECTION 14.15. WARRANTIES. Tenant warrants that it has had no dealing with any broker or agent in connection with the negotiation or execution of this Lease other than Bissell Patrick, LLC, DBA Grubb & Ellis Bissell Patrick ("Bissell Patrick") and TC Carolinas, Inc., and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. Landlord is responsible for paying the commission due to its broker, Bissell Patrick pursuant to a separate agreement regarding the same, and Bissell Patrick has agreed to share such commission with TC Carolinas, Inc., Tenant's broker, pursuant to a separate agreement between Bissell Patrick and TC Carolinas, Inc. regarding the same.

SECTION 14.16. AUTHORITY OF PARTIES. Each party warrants that it is authorized to enter into this Lease, that the person signing on its behalf is duly authorized to execute the Lease, and that no other signatures are necessary, and each person signing this Lease certifies that he or she is authorized by the party on whose behalf such person is signing and that no further authorization or signatures are required for such person's signature to bind such party hereunder.

SECTION 14.17. CONSENT NOT UNREASONABLY WITHHELD. When either party hereto is required to give its consent to the other party prior to doing or refraining from doing some act hereunder, it is agreed that the party whose consent is required shall not unreasonably withhold or delay such consent, unless it is specifically stated that the party whose consent is required may withhold such consent in its sole discretion, or words of similar import.

SECTION 14.18. ESTOPPEL CERTIFICATES. Tenant shall execute, acknowledge and deliver to Landlord, from time to time during the term of this Lease within ten
(10) days after Landlord provides Tenant with written notice to do so, an estoppel certificate certifying in writing that the Lease is in full force and effect, unmodified, or modified solely as set forth in such estoppel certificate including confirmation of the Commencement Date and the Initial Termination Date, the date or dates to which rent has been paid and that Landlord has, as of the date of such estoppel certificate, fully and completely performed and complied with each of the terms and conditions of this Lease, without exception or except as only set forth in such estoppel certificate. Any such estoppel certificate may be conclusively relied upon by any prospective purchaser or encumbrancer of the Building or Property, and the failure of Tenant to so deliver such estoppel certificate in such period of time shall mean that the Lease is in full force and effect, without modification, that rent has not been prepaid under the Lease except as expressly required in the Lease and that Landlord has, as of the date on which Tenant failed to deliver such estoppel certificate, fully and completely performed and complied with each of these terms and conditions, without exception.

SECTION 14.19. RIGHTS RESERVED BY LANDLORD. Notwithstanding any other provision of this Lease, Landlord shall at all times have the right to (a) grant to any tenant an exclusive use to conduct a particular type of business in the Building without limiting Tenant's intended use of the Premises as provided hereunder,
(b) change the name or address of the Building, (c) install and maintain signs on the exterior or interior of the Building, (d) retain pass keys to all locks within or into the Premises, and (e) make any alterations, additions or improvements to the Building or Property as Landlord may deem in its sole discretion necessary for the safety, protection, preservation, or improvement of the Building or Property, and to change the arrangement and/or location of entrances, passageways, doors, corridors, elevators, stairs, toilets and public parts of the Building and Property.

SECTION 14.20. FINANCIAL INFORMATION. Tenant acknowledges that the financial capability of Tenant to perform its obligations hereunder is material to Landlord and that Landlord would not enter into this Lease but for its belief, based on its review of Tenant's financial statements, that Tenant is capable of performing such financial obligations. Tenant hereby represents, warrants and certifies to Landlord that its financial statements previously furnished to Landlord were at the time given true and correct in all material respects and that there have been no material subsequent changes thereto as of the date of this Lease. At any time during the Lease term, Tenant shall provide

Landlord, upon ten (10) days prior written notice from Landlord, with a current financial statement and financial statements of the two (2) years prior to the current financial statement year, which statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be adjusted by an independent certified public accountant.

SECTION 14.21. RIGHT OF REFUSAL. Provided Tenant is not in default hereunder, Tenant shall have an ongoing right of first refusal to lease any unoccupied space available for rent in the Building (other than the space currently leased to Time Warner) hereinafter referred to as the "Refusal Space", after the initial lease of such space, and when such space thereafter becomes unoccupied or otherwise available for Lease to other prospective tenants, provided however, that with regard to any such space located on the second floor of the Building, Time Warner, its successors or assigns, has a prior right of first opportunity to lease such space and with regard to such second floor space before Tenant may exercise its refusal right hereunder, Time Warner must first have failed to exercise its right of first opportunity with regard to said space. In the event Landlord has a bona fide prospect (other than Time Warner, its successor or assigns) interested in leasing all or any part of the said space (and with regard to any such space on the second floor of the Building, Time Warner has failed to exercise its right of first opportunity referred to above), then prior to leasing the Refusal Space to such prospect, Landlord shall notify Tenant in writing of the prospect for such space and the terms and conditions offered to such prospect for the space and Tenant shall have five (5) days thereafter to agree in writing to lease from Landlord all of the said space offered to such prospect upon the same terms and conditions offered to the prospect. If Tenant fails to notify Landlord in writing of its exercise of said right of first refusal within said five (5) day period, then in such case, Landlord shall be free to lease said space to the prospect in substantial accordance with the terms offered to Tenant, or in accordance with any other terms and conditions to which Landlord and such prospect or any other prospect shall thereafter agree without Landlord having to submit any other offer to Tenant. Notwithstanding the foregoing, this right of second refusal is subject to a prior right of first opportunity in Time Warner, its successors or assigns, and Landlord at all times shall have the right to renew the lease of any then existing tenant in any such space. Until May 17, 2000, Tenant shall also have a right of first refusal to lease that certain suite of space consisting of approximately 5,259 rentable square feet between the lobby and lobby exit on the first floor of the Building before such space is initially leased, to be exercised in the same manner as provided above.

SECTION 14.22. LETTER OF CREDIT. As additional security for the performance of its obligations under this Lease, Tenant shall, upon the full execution of this Lease by both parties, deliver to Landlord an irrevocable, unconditional, transferable, standby letter of credit in favor of Landlord, as beneficiary, and issued for Tenant, as account party (the "Letter of Credit") issued by a national banking association, reasonably acceptable to Landlord, insured by the Federal Deposit Insurance Corporation, with offices located in Charlotte, North Carolina, and in form and content satisfactory to Landlord, in the amount of $934,020.00 plus the amount of any upfitting cost in excess of the upfitting allowance which is amortized over the term of the Lease as is provided for in
Section 2.4 of this Lease. In the event Tenant fails to deliver the Letter of Credit to Landlord, Landlord may, until such time as the Letter of Credit is delivered to Landlord, at Landlord's sole option, postpone commencement of upfitting in the Premises (but such postponement shall be deemed a Tenant delay and not a Landlord delay) or terminate the Lease by giving written notice thereof to Tenant, without prejudice to or in limitation of any other remedies Landlord may have for such failure on the part of Tenant. The Letter of Credit shall permit partial draws and have an expiration date of the sixty-first (61st) day next following the Termination Date. Landlord shall be permitted to draw upon the Letter of Credit to fund the performance of any obligation(s) of Tenant under the Lease which Tenant has failed to perform beyond the expiration of any applicable notice and cure period under the Lease, after Landlord has first exhausted the Security Deposit under Section 4.5. The issuing bank shall be required (up to the face amount of the Letter of Credit) to disburse amounts to Landlord under the Letter of Credit based solely on the written statement of Landlord (i) certifying that Tenant is in default of the performance of its obligation(s) under the Lease beyond the expiration of any applicable notice and cure period (if any) pursuant to the Lease and (ii) certifying the amount due to Landlord as a result of such uncured default(s) (which shall be the amount payable, up to an aggregate ceiling amount equal to the face amount of the Letter of Credit, to Landlord under the Letter of Credit). If Landlord's interest in the Premises is sold or otherwise transferred, Landlord shall have the right to transfer the Letter of Credit to the new owner (and the Letter of Credit shall expressly permit such transfers), and Landlord shall thereupon be released from all liability for the safekeeping and administration of the Letter of Credit and Tenant shall thereafter look solely to such new owner for the safekeeping and administration of the Letter of Credit. The terms hereof shall apply to every transfer of the Letter of Credit. Said Letter of Credit must be payable in Charlotte, North Carolina, and no other requirements other than those set forth above shall be necessary for Landlord to collect on the same. Upon a successful initial public offering of Tenant upon either the New York Stock Exchange or NASDAQ Stock Exchange, or other nationally recognized national or international exchange comparable thereto, that results in a minimum net worth of Tenant in the amount of $80,000,000.00 (as determined by an independent Certified Public Accountant), the amount of the Letter of Credit may be reduced to $622,680.00 plus the unamortized portion of the excess upfitting costs which are being amortized over the original term of the Lease by Tenant under Section
2.4 hereof. Provided Tenant has not defaulted in the first four (4) years of the Lease term and as of the beginning of the fifth year of the Lease term has a minimum net worth of $50,000,000.00 (as determined by an independent Certified Public Accountant) then as of the beginning of the fifth (5th) year of the Lease term upon Tenant's request, Landlord will consent to a termination of the Letter of Credit. Upon completion of the Lease term, provided Tenant is not then in default of the Lease, and upon the expiration of a period of sixty (60) days next following the end of the Lease term, the Letter of Credit then in effect will terminate unless Landlord has already received full payment thereon or made claim thereon or the Letter of Credit has been terminated at the beginning of the fifth (5th) year of the Lease term as provided above. In the event the original Letter of Credit remains in effect and is not replaced, the original Letter of Credit (or if replaced the then existing Letter of Credit) shall remain in force from the period beginning as of the execution of the Lease and extending through the sixtieth (60th) day next following the end of the scheduled original term of the Lease.

SECTION 14.23. SATELLITE DISH. Tenant shall be allowed to install a non-penetrating satellite dish which shall not be larger than three feet (3') in diameter, in substantial conformity to the specifications approved by Landlord in advance, on the roof of the Building at a location to be determined by Landlord in Landlord's reasonable discretion. The weight of the Satellite Dish shall not exceed the load factor of the roof. All costs associated with the installation, maintenance, use, repair and removal of the satellite dish shall be paid by Tenant, and Tenant shall repair, or at Landlord's option reimburse Landlord for the repair of, any damage to the roof or any other part of the Building caused by the installation, maintenance, repair, use or removal of the satellite dish. Tenant shall use and operate the satellite dish so as not to interfere with the use of satellite dishes, antennae, receivers, or other telecommunications equipment placed on the roof by other tenants, or interfere with the operation of the Building by Landlord or the use of adjoining properties by persons entitled thereto. Any claims for bodily injury, including death, or property damage resulting from the installation, maintenance, use, repair or removal of the satellite dish shall be covered by Tenant's indemnity and insurance obligations under this Lease Agreement, including without limitation Tenant's causing the area of the roof used by Tenant for such satellite dish to be covered under Tenant's commercial general liability insurance policy required under the above Lease Agreement. Tenant shall also conform to any reasonable rules or regulations that Landlord may adopt from time to time governing the use of satellite dishes, antennae, receivers and other telecommunications equipment on the roof of the Building. Any cable from the satellite dish to the Premises must be in conduit or be rated for plenum installation. Also, any penetration of the roof for this cable or for the satellite dish must be approved in advance by Landlord. Subject to the foregoing terms and conditions, Landlord shall provide Tenant with reasonable access to the roof of the Building for the installation, maintenance, use, repair or removal of the said satellite dish.

SECTION 14.24. AMERICANS WITH DISABILITIES ACT. Landlord represents to Landlord's best knowledge, without having performed an independent investigation thereof, that the Building and all common areas thereof comply with all applicable laws, ordinances and codes including, but not limited to, the Americans with Disabilities Act of 1990 (the "ADA") to the extent not grandfathered, excused or otherwise unenforceable under such laws, ordinances and codes, and to the extent not the responsibility of Tenant under such laws, ordinances and codes; provided, however, Tenant, and not Landlord, shall be responsible for compliance with any applicable laws, ordinances and codes, including the ADA, which relate to Tenant's particular use of the Premises.


IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed under seal the date and year first above written.

WITNESS:                                  LANDLORD:
                                          BCI Property Company No. 11


/s/ L.S. Barrett                          By: /s/ H.C. Bissell            (SEAL)
-------------------------------               ----------------------------
L.S. Barrett                                  H.C. Bissell
                                              Print Name

ATTEST:                                   TENANT:
                                          YouCentric, Inc.

/s/ Robert Kear                           By: /s/ Thomas Fedell
-------------------------------               ----------------------------------
Robert Kear, Secretary                        President           Corporate Seal
                                              Thomas Fedell
                                              Print Name

                                    EXHIBIT A
                            REAL PROPERTY DESCRIPTION

                                BRIXHAM GREEN TWO


Lying and being in the County of Mecklenburg, State of North Carolina and more particularly described as follows:

To find the place of beginning, begin at the intersection of the centerline of Ballantyne Corporate Place and Brixham Hill Avenue and proceed S 58-16-40 W
480.73 feet to a point on the southeasterly right of way margin of Ballantyne Corporate Place (R/W varies), the TRUE POINT AND PLACE OF BEGINNING; thence from said Beginning Point so established, S 27-32-49 E 22.81 feet to a point; thence with the arc of a circular curve to left having a radius of 420.00 feet, an arc distance of 214.39 feet (chord bearing and distance S 42-10-13 E 212.07 feet) to a point; thence S 14-11-44 W 51.85 feet to a point; thence with the arc of a circular curve to the right having a radius of 230.00 feet, an arc distance of
49.65 feet (chord bearing and distance S 20-22-45 W 49.55) to a point; thence S 26-33-47 W 37.78 feet to a point; thence N 63-26-13 W 65.15 feet to a point; thence with the arc of a circular curve to the left having a radius of 250.00 feet, an arc distance of 65.68 feet (chord bearing and distance N 70-57-50 W
65.50 feet) to a point; thence N 78-29-26 W 348.80 feet to a point on the easterly right of way margin of Ballantyne Corporate Place (R/W varies); thence with the aforesaid right of way margin of Ballantyne Corporate Place with the arc of a circular curve to the right having a radius of 790.00 feet, an arc distance of 852.37 feet (chord bearing and distance N 31-32-37 E 811.62 feet) to a point; thence N 62-27-11 E 28.14 feet to the point and place of BEGINNING; containing 7.092 acres, all as shown on Boundary Survey of Property of Brixham Green Two, LLC, prepared by Mitchell W. Davis, NCRLS dated October 20, 1998, reference to which is hereby made for a more particular description of the property.

                                    EXHIBIT C

                                LANDLORD'S WORK:


BASE BUILDING:

Landlord shall provide the following work in the Premises as part of the Base Building at Landlord's cost:

           1. 2' by 4' parabolic light fixtures stacked on floor, in the amount of one (1) light fixture per eighty (80) usable square feet of the Premises.

           2. Standard ceiling grid hung with ceiling tiles stacked on floor.

           3. Building standard horizontal mini-blinds installed (manufacturer type and finish yet to be specified).

           4. HVAC in place and ready for operation, exclusive of flexible ductwork and ceiling diffusers.

Landlord shall also provide for the restrooms located on the floor on which the Premises are located to be complete and ready for use. Elevator lobbies on each floor of the Premises shall be turned over to Tenant in finished condition ready for Tenant's installation of paint and carpet, etc., the cost of which shall be deducted from the upfitting allowance.

                                 TENANT'S WORK:

Except as provided above, all upfitting for the Premises shall be deemed Tenant's Work, and the cost of such Tenant's Work shall be deducted from the Upfitting Allowance provided in Section 2.4 of the Lease and paid by Tenant to Landlord within ten (10) days of submission of invoice for the same to the extent the cost of such upfitting exceeds the Upfitting Allowance.

                                    EXHIBIT D
                        BASE RENT ADJUSTMENT ILLUSTATION


(1) Assume the following for illustration purposes only:

       (a)    Commencement Date - 8/15/00

       (b)    Termination Date - 9/30/05

       (c)    Percentage Increase - 4% per year

       (d)    Initial Monthly Base Rent - $103,780.00

       (e)    Annual Increases:



                                    Monthly Base Rent
                                    -----------------

8/1/01                              $103,780.00 x 1.04 = $107,931.20

8/1/02                              $107,931.20 x 1.04 = $112,248.44

8/1/03                              $112,248.44 x 1.04 = $116,738.37

8/1/04                              $116,738.37 x 1.04 = $121,407.90

8/1/05                              $121,407.90 x 1.04 = $126,264.22

                                    First Renewal Term
                                    ------------------

8/1/06                              $126,264.22 x 1.04 = $131,314.79

8/1/07                              $131,314.79 x 1.04 = $136,567.38

8/1/08                              $136,567.38 x 1.04 = $142,030.08

8/1/09                              $142,030.08 x 1.04 = $147,711.28

8/1/10                              $147,711.28 x 1.04 = $153,619.73

                                    Second Renewal Term
                                    -------------------

8/1/11                              CPI

8/1/12                              CPI

8/1/13                              CPI

8/1/14                              CPI

8/1/15                              CPI

    The foregoing is for illustration purposes only and shall not operate to change the terms of the Lease.

                                    EXHIBIT E
                               HVAC SPECIFICATIONS

Type--Vertical self contained water cooled package units on each floor feeding variable Volume boxes and fan powered boxes in each zone. Electric strip reheat is provided on perimeter fan powered boxes.

Electronic digital controls provide constant control for total energy management system. HVAC system can handle an occupancy load of 1 person/150 SF and meet or exceed ASHRAE standard 62-1989 of outside air equivalent to 20 CPM per person.

Additional heat load retention capacity of 100 tons available at cooling tower. Plenum mounted unit heaters provide make-up heat at roof level.

Separate independent 24 hour HVAC capability can be provided at tenant cost for computer and wiring rooms at tenant's direct cost.

Zoning                               1200 GSF maximum per interior zone
                                     450 GSF maximum per exterior zone
                                     250 GSF maximum per corner zone
                                     Exterior and corner FPU's to have make up
                                     Resistance heat for morning warm-up.
                                     Approximately 25 zone per floor

                                    EXHIBIT F
                            JANITORIAL SPECIFICATIONS


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                                  COMMON SPACE
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DAILY
-----

1. The first floor lobby floors will be swept and mopped, to insure a high luster appearance. Damp mop marble.

2. Clean weather mats with a vacuum and damp wipe vinyl edges to remove all dust.

3. Vacuum all carpeted areas. Remove stains with carpet stain remover as per manufacturer specifications and remove any gum, staples, paper clips, tar, etc. which has adhered to the surface.

4.   Clean all baseboards, ledges, moldings directory and window frames.

5. Clean all cigarette urns and trash receptacles. Replace sand as required and/or wash metal urns to remove stains and dust.

6.   Clean all water fountains with germicidal cleanser and polish.

7. Spot clean all doors, door frames, walls and light switches to remove fingerprints, spills and other markings.

8.   Wash glass on entrance doors and sidelights to tenant suites.

9. Sweep and dry mop all hard surface flooring. Remove matters such as gum and tar which has adhered to the floor.

10. Clean and polish all lobby chrome or anodized metal finishes (includes brass).

11.  Clean and polish all entry thresholds.

12.  Wash all entry-level glass up to six (60) feet.

13.  Dust all mullions and sills.

14. Empty all waste receptacles and plastic liners where required. Plastic liners to fit waste receptacles in such a manner as to not overhang the top. Plastic liners to be replaced on an as needed basis, but no less than one time per week.

15.  Keep janitor closets clean including mop sinks, floors and walls.

16.  Police entrances.

17.  Turn lights out and secure doors when work is complete.

WEEKLY
------

1.   Dust all doors with treated cloth.

2.   Sweep and wet mop all entries at building entrances.

3.   Wash down all planters in the lobby.

4. Detail clean areas in corners and at baseboards where the wall and floors meet to remove lint and dirt missed by vacuuming.

QUARTERLY
---------

1. High dust all horizontal and vertical surfaces not reached in night cleaning: pipes, light fixtures, door frames, etc.

2. Damp wipe diffusers, vent grills, including surrounding walls and ceiling areas that are soiled.

ANNUALLY
--------

1. Clean all vertical surfaces not attended to in nightly, weekly, quarterly cleaning specifications.


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                                    RESTROOMS
--------------------------------------------------------------------------------

DAILY
-----

1. Clean with detergent/disinfectant and polish all sinks, counters, toilets, and urinals. Use non-acid bowl cleaner in the interior of toilets, making sure to clean the inner lip of closet and urinals. Pour one (1) ounce of bowl cleaner into urinal after cleaning and do not flush.

2.   Damp wipe all ledges, toilet stalls, and doors using a clean cloth.

3. Spot clean light switches, doors, partitions, and walls to remove fingerprints, spills and other markings. All graffiti will be removed from all walls, partitions and exposed surfaces.

4. Sweep and wet mop with a germicide all floor areas. Rinse with clear water and dry buff to eliminate streaks.

5. Clean and polish all mirrors, soap dispensers, flushometers, shelves, chrome fixtures, piping, toilet hinges, and disposal container exteriors using a detergent/disinfectant and water. Dry with a clean cloth to remove streaks.

6. Furnish and refill all toilet tissue, paper towels, and sanitary napkin dispensers. Refill soap dispensers and check operation.

7. Empty and clean paper towel and sanitary napkin disposal receptacles. Replace plastic and waxed paper liners.

8.   Clean all baseboards with a germicidal detergent.

9.   Remove and clean urinal screens to remove foreign matter.

10. Agent's philosophy is: DO NOT USE DEODORANTS TO MASK ODORS. If it is clean and disinfected, it should not have an odor.

11. Report all stopped up sinks, urinals, or toilets and leaks or burned out lights to Property Management.

12.  Turn out lights when work is finished.

WEEKLY
------

1. CLEAN AND DISINFECT FLOOR DRAINS. POUR ONE (1) QUART OF WATER DOWN THE FLOOR DRAIN TO PREVENT GASES FROM ESCAPING. POLISH CHROME OR BRASS DRAIN COVERS.

2. CLEAN OUT SOAP DISPENSE NOZZLES WITH PIPE CLEANERS TO REMOVE DRIED SOAP. (COCONUT OIL BASED SOAP IS PREFERRED).

QUARTERLY
---------

1. WASH DIFFUSERS (BOTH SUPPLY AND RETURN), GRILLS, TOILET STALLS, DOORS, AND TILE WALLS WITH DISINFECTANT/DETERGENT.

2. REMOVE SCALE FROM ALL FIXTURES USING AN ACID DECAL, OR COMPARABLE NON-ACID FORMULA.

3,   SCRUB FLOOR AREA WITH GERMICIDAL SOLUTION.



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                                  TENANT SPACE
--------------------------------------------------------------------------------


DAILY
-----

1. Empty all wastebaskets and damp wipe ashtrays. Remove trash from wastebaskets and replace plastic lining. Plastic liners to fit waste receptacles in such a manner as to not overhang the top by more than two
     (2) inches. Replace old plastic liners no less than one (1) time per week.

2.   Dust mop all hardwood floor areas.

3. Sweep, dry mop, or vacuum all traffic areas with hard surface flooring or carpet. Spot clean carpet as needed.

4. Dust all horizontal surfaces with treated dust cloth or dust wand including furniture, files, equipment, blinds, shelves, and louvers, including high dusting.

5. Wash all, chalkboards, cafeteria tables, coffee tables, coffee bars, and ashtrays. Wash, sanitize and polish water drinking fountains.

6.   Dust all grillwork within reach.

7. Spot clean doors, doorframes, walls, and switch plates to remove fingerprints, spills, and other markings.

8. Spot clean all metal trim work, removing fingerprints, smudges, and water and other marks.

9. Push tenant employee's chairs up into desks and conference room chairs into conference tables.

10. Spot clean all interior partitions, walls, glass, windows, and glass entrance doors.

11.  Empty and wash all wastebaskets if tenant prefers not to use liners.


WEEKLY
------

1.   Spot clean all wastebaskets inside and out.

2. Wet mop all hard surface flooring. Wipe all baseboards and furniture legs clean after mopping.

3.   Spot clean all carpet stains.

4.   Detail vacuum in corners and where the wall meets the floor.

5. Brush all fabric-covered chairs with a lint brush and all smooth covered chairs with a damp cloth.

6.   Dust all baseboards.


MONTHLY
-------

1.   Vacuum all ceiling air supply and exhaust diffusers or grills.

2.   Wash all vinyl and metal kickplates on doors.

3.   Dust venetian blinds.


QUARTERLY
---------

1. High dust all horizontal and vertical surfaces not reached in the nightly cleaning, such as pipes, light fixtures, door jams, and other wall hangings.

2.   Vacuum or dust all books in place.

3. Damp wipe diffusers, vents, grills, and other such items, including surrounding wall or ceiling areas that are soiled.


ANNUALLY
--------

1. Dust all storage areas, including shelves and contents, such as supply and stock closets and damp mop floor areas.

2. Clean all vertical surfaces not attended by nightly, weekly, or quarterly schedules.

3.   Wash both sides of interior glass partitions.

EXHIBIT G

                          PARKING RULES AND REGULATIONS


Parking: The following rules and regulations apply to the use of the Parking Areas (the Parking Areas"):

(a) Tenants may park their motor vehicles only in those portions of the Parking Areas designated by Landlord from time to time as unreserved tenant parking areas (the "Unreserved Parking Areas") and may not park in any other parking spaces except as specifically provided herein.

(b) Only visitors of tenants may park their motor vehicles in those portions of the Parking Areas designated by Landlord from time to time as visitor parking areas (the "Visitor Parking Areas").

(c) Only persons entitled to use the Parking Areas who are physically handicapped may park their motor vehicles in those portions of the Parking Areas designated by Landlord from time to time as handicapped parking areas (the "Handicapped Parking Areas").

(d) Parking in Unreserved Parking Areas, Visitor Parking Areas and Handicapped Parking Areas shall be on a nonexclusive, "as-available" basis.

(e) No representation or warranty is made by Landlord as to the number or location of parking spaces comprising the Parking Areas, or any portion thereof, except as specifically provided in Section 7.3..

(f) Motor vehicles may only be parked in striped parking spaces located within the Parking Areas and no motor vehicles may be parked in any other location within the Property.

(g) Not more than one motor vehicle may be parked on each parking space and no motor vehicle may be parked on more than one parking space within the Parking Areas.

(h) Parking Areas shall not be used for any purpose other than the parking of permitted motor vehicles thereon and no commercial activity shall be conducted from the Parking Areas.

(i) No repairs (other than emergency repairs) or washing of motor vehicles are permitted in the Parking Areas.

(j) All persons using the Parking Areas assume full responsibility for, and Landlord shall have no liability for, (a) loss, damage, injury or death caused to the person or property of anyone using the Parking Areas; and (b) for protecting their motor vehicles against theft, vandalism and damage.

(k) A violation of these Rules shall entitle Landlord to revoke the parking privileges of the offending party, in addition to other rights and remedies available to Landlord.

(l) The term "tenant" when used herein shall be deemed to also include such tenant's agents and employees.

                                    EXHIBIT H
                         BUILDING RULES AND REGULATIONS


1. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by tenants or used by any tenant for any purpose other than ingress and egress to and from the leased premises and for going from one to another part of the Building.

2.   Corridor doors, when not in use, shall be kept closed.

3. Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein.

4. Landlord shall provide all locks for doors into each tenant's leased area, and no tenant shall place any additional lock or locks on any door in its leased area without Landlord's prior written consent. Two keys for each lock on the doors in each tenant's leased area shall be furnished by Landlord. Additional keys shall be made available to tenants at each tenant's cost. Tenants shall not have any duplicate keys made except by Landlord.

5. Electric current shall not be used for cooking, or heating or any other purpose not specifically provided for in the Lease without Landlord's prior written permission. Subject to applicable zoning laws and insurance underwriting rules, Tenant shall have the right to have a microwave oven within a break room for use only by Tenant, its employees and invitees.

6. Tenants shall refer all contractors, contractors' representatives and installation technicians who are to perform any work within the Building to Landlord or Landlord's designated Building Manager (the "Building Manager") for Landlord's supervision, approval and control before the performance of any such work. This provision shall apply to all work performed in the Building including, but not limited to, installations of telephones, medical type equipment, telegraph equipment, electrical devices and attachments, and any and all installations of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment, and any other physical portion of the Building.

7. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any heavy equipment, bulky material or merchandise shall be performed only in such manner, during such hours and using such elevators and passageways as the Landlord may designate and approve in advance and, if reasonable, necessary or appropriate in view of all the circumstances, and then only upon having been scheduled in advance with the Landlord or Landlord's manager.

8. The location, weight and supporting devices for any medical type equipment, safes and other heavy equipment shall in all cases be approved by Landlord prior to initial installation or relocation.

9. No portion of any tenant's leased area shall be used for cooking, sleeping or lodging quarters, no birds, animals or pets of any type, with the exception of guide dogs accompanying visually handicapped persons, shall be brought into or kept in, on or about any tenant's leased area or the Building.

10. Tenant shall not bring bicycles or other vehicles within the Premises or Building; engage in or permit games of chance or any form of gambling or immoral conduct in or about the Premises or Building; mark or defile any part of the Building or Property; fasten any article, drill holes, drive nails or screws into walls, floors, doors or partitions, or otherwise mar or deface any of them by paint, paper or otherwise (except for the hanging of customary pictures, licenses, artwork, mementos or other articles which do not materially damage the walls of the Premises) or except as otherwise specifically allowed in the Lease; or tamper or interfere in any way with windows, doors, locks, air conditioning controls, heating, lighting, electric or plumbing fixtures.

11. All moving in or out of leased premises be done so after business hours, as defined in the Lease.

12. Landlord is not responsible for damage to furniture caused by janitor or any other cleaning personnel, nor for any loss of property from the Premises however occurring.

13. The attaching of wires to the outside of the Building is absolutely prohibited, and no wires shall be run or installed in any part of the Building without the Landlord's permission and at Landlord's direction.

14. Tenants shall not make or permit any loud or annoying noises in or about the Building or otherwise interfere in any way with other tenants or persons having business with them.

15. Each tenant shall endeavor to keep its leased area neat and clean. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways, nor shall tenants place any trash receptacles in these areas.

16. Tenants shall not employ any person for the purpose of cleaning other than the authorized cleaning and maintenance personnel for the Building unless otherwise approved in writing by Landlord.

17. No tenant shall allow concessionaires, vending machine operators or other distributors of cold drinks, coffee, food or other concessions, water, towels or newspapers or other similar products, within the Premises or Building without the prior consent of Landlord which Landlord may withhold in its sole discretion. Subject to applicable zoning laws and insurance underwriting rules, Tenant shall have the right to have and maintain within the Premises in designated breakrooms, coffee machines, water dispensers, and soft drink and snack vending machines, for use only by Tenant, its employees and invitees.

18. Landlord is not responsible for any loss of money, jewelry or other personal property from leased premises or Common Areas or for any damage to any property therein from any cause whatsoever whether such loss or damage occurs when an area is locked against entry or not.

19. Tenants shall exercise reasonable precautions in protection of their personal property from loss or damage by keeping doors to unattended areas locked. Tenants shall also report any thefts or losses to the Building Manager and security personnel as soon as reasonably possible after discovery and shall also notify the Building Manager and security personnel of the presence of any persons whose conduct is suspicious or causes a disturbance.

20. Tenants, their employees, patients, guests and invitees may be called upon to show suitable identification and sign a Building register when entering or leaving the Building at times other than normal Building business hours, and all tenants shall cooperate fully with Building personnel in complying with such requirements.

21. Tenants shall not solicit from or circulate advertising material among other tenants of the Building, or allow its employees, agents or invitees to do so, except through the regular use of the U.S. Postal Service. Tenants shall notify the Building Manager or the Building personnel promptly if it comes to their attention that any unauthorized persons are soliciting from or causing annoyance to tenants, their employees, guests or invitees.

22. Landlord reserves the right to deny entrance to the Building or remove any person or persons from the Building in any case where the conduct of such person or persons involves a hazard or nuisance to any tenant of the Building or to the public or in the event of fire or other emergency, riot, civil commotion or similar disturbance involving risk to the Building, tenants or the general public. Solicitation or similar conduct shall not be allowed in the Building or Property without Landlord's prior approval, which approval Landlord may withhold in its sole discretion. Landlord shall have no liability for denying access to the Building or Property by any person or persons engaging in such conduct.

23. Landlord reserves the right to rescind or modify any of these rules and regulations and to make such other and further rules and regulations as in its judgment shall from time to time be needful for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees and invitees, which rules and regulations, when made and written notice thereof is given to a tenant, shall be binding upon it in like manner as if originally herein prescribed.